U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                          __________________



                                FORM 8-K


                              CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


                           __________________



           Date of Report (Date of earliest event reported):
                            October 29, 1997


                                MVSI, Inc.
         (Exact name of registrant as specified in its charter)


                           __________________


            Delaware                 0-26614                 54-1707718
(State or other jurisdiction of    (Commission            (I.R.S. Employer
 incorporation or organization)    File Number)          Identification No.)

    8133 Leesburg Pike, Suite 750, Vienna, VA                   22182
    (Address of principal executive offices)                  (Zip code)



             Registrant's telephone number, including area code:
                               (703) 356-5353



       Former name or former address, if changed since last report:
                                    n/a

                                 MVSI, INC.

                 INFORMATION TO BE INCLUDED IN THE REPORT




  Item 1.   Changes in Control of Registrant.

            None.


  Item 2.   Acquisition or Disposition of Assets.

            None.


  Item 3.   Bankruptcy or Receivership.

            None.


  Item 4.   Changes in Registrant's Certifying Accountant.

            None.


  Item 5.   Other Events.

            On October 29, 1997, the Board of Directors of Registrant authorized the redemption of the Registrant's Class A Warrants and Class B Warrants. Each Class A Warrant entitles the holder to purchase one (1) share of the Registrant's Common Stock, $.01 par value, for an exercise price of $4.00 per share. The Class A Warrants are quoted on the Nasdaq National Market System (Symbol:
            "MVSIW"). The Class B Warrants are privately held and each Class B Warrant entitles the holder to purchase one (1) share of the Registrant's Common Stock, $.01 par value, for an exercise price of $4.20 per share.


  Item 6.   Resignation of Registrant's Directors.

            None.


  Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

            Exhibit 1    Registrant's Press Release, dated October 30, 1997


  Item 8.   Change in Fiscal Year.

            None.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MVSI, INC.


Date:  October 31, 1997                     By:    EDWARD RATKOVICH
       ----------------                           ------------------
                                                   Edward Ratkovich
                                                Chairman of the Board,
                                                   CEO and President

Exhibit 1:


FOR IMMEDIATE RELEASE
Thursday, October 30, 1997


    MVSI AUTHORIZES OPEN MARKET STOCK REPURCHASE OF UP TO 1,000,000 SHARES
           OF MVSI COMMON STOCK AND ANNOUNCES PROPOSED REDEMPTION OF
                        CLASS A AND CLASS B WARRANTS

     MVSI, Inc. (Nasdaq: "MVSI"), a Washington, D.C. area broad based technology products and services company, announced today that the Company's Board of Directors has authorized the Company to make additional open market stock repurchases of up to 1,000,000 shares of MVSI common stock. MVSI says it plans to buy shares on the open market from time to time, depending on market conditions. Since January 1997, the Company and members of the board of directors repurchased approximately 350,000 shares of MVSI's outstanding common stock under an earlier board authorization. This latest repurchase plan reflects the Board of Directors continued confidence in the Company's fundamental strength and long-term growth prospects.

     In addition, the Company's Board of Directors has authorized the redemption of the Company's approximately 5 million outstanding publicly traded Class A Warrants and 1 million outstanding non-publicly traded Class B Warrants. The Class A Warrants, which trade on the Nasdaq National Market System (Nasdaq: "MVSIW"), entitle the holder to purchase one (1) share of MVSI Common Stock, $.01 par value, at $4.00 per share. The Class B Warrants are privately held and each Class B Warrant entitles the holder to purchase one (1) share of MVSI Common Stock, $.01 par value, at $4.20 per share.

     The Warrants are redeemable by the Company for $.05 per Warrant, at any time after August 14, 1997, upon 30 days prior written notice, if the average closing bid price of the Common Stock, as quoted by Nasdaq, equals or exceeds $8.00 per share, for any 20 consecutive trading days within a period of 30 consecutive trading days ending within 10 days prior to the notice of redemption. The Class A and Class B Warrants initially became eligible for redemption on October 23, 1997, which was the twentieth trading day that met the redemption criteria.

     The Company plans to retain D.F. King & Company to serve as the Information Agent for the redemption of the Class A Warrants and Class B Warrants. The Information Agent is expected to send a notice of redemption to all warrant holders on or before November 7, 1997 and, subject to compliance with applicable federal and state securities laws and regulations and the notice requirements of the Warrant Agreement, to set December 8, 1997 as the redemption date for the Class A and Class B Warrants.

     Any proceeds received by the Company from the exercise of the Warrants will be used to fund the Company's mergers and acquisitions program, to fund the growth of existing business opportunities, for stock repurchases and for general working capital purposes.

     MVSI manufactures and integrates machine vision systems for robotics, semiconductor and other industries, integrates and markets brand name proprietary and generic high-end computer system products and support services, provides technology training and performs computer software engineering and development for systems applications, including implementing solutions for the Year 2000 conversion.

     Except for historical information herein, certain matters discussed in this release include forward-looking statements that may involve a number of risks and uncertainties, which projections and statements are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995.

     For additional public information on MVSI, Inc., please contact the company at its principal executive offices at 8133 Leesburg Pike, Suite 750, Vienna, Virginia 22182, telephone (703) 356-5353 and facsimile (703)-356-5354.










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